Exhibit 5.1
October 22, 2010
Anthera Pharmaceuticals, Inc.
25801 Industrial Boulevard, Suite B
Hayward CA 94545
     Re:      Securities Registered under Registration Statement on Form S-1
Ladies and Gentlemen:
     We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to 20,380,549 shares of Common Stock, $0.001 par value per share, of Anthera Pharmaceuticals, Inc. (the “Company”), including 16,017,349 shares of Common Stock (the “Primary Shares”) of the Company and warrants (the “Warrants”) to purchase up to 4,363,200 additional shares of the Common Stock of the Company (the “Warrant Shares” and, together with the Primary Shares and the Warrants, the “Securities”) covered by the Registration Statement. We understand that the Securities are to be offered and sold in the manner described in the Registration Statement.
     We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.
     The opinion expressed below is limited to the Delaware General Corporation Law (which includes reported judicial decisions interpreting the Delaware General Corporation Law.
     Based on the foregoing, we are of the opinion that the Primary Shares have been duly authorized and validly issued, and are fully paid and non-assessable. Assuming that there is a sufficient number of authorized and unissued shares of Common Stock at the time of a Warrant exercise, the Warrant Shares, when and if issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.
     We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.
Very truly yours,
/s/ Goodwin Procter LLP
GOODWIN PROCTER llp